UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 4, 2020 (June 1, 2020)

BLACKROCK CAPITAL INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00712	20-2725151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

40 East 52nd Street
New York, NY 10022
(Address of principal executive offices)

(212) 810-5800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BKCC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(b) On May 29, 2020, Mark S. Lies telephonically informed BlackRock Capital Investment Corporation (the “Company”) of his intention to retire as a director of the Company. On June 1, 2020, pursuant to the Amended and Restated Bylaws of the Company, Mr. Lies delivered a letter to the Company stating that he retired from the Board of Directors of the Company, effective as of the close of business on June 1, 2020, to devote additional time to other personal endeavors. Mr. Lies had been a Director of the Company since 2016. On June 3, 2020, upon recommendation from the Company’s Governance Committee, the Board of Directors of the Company reduced its size from seven to six directors to eliminate the vacancy created by the retirement of Mr. Lies.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK CAPITAL INVESTMENT CORPORATION

Date: June 4, 2020	By:	/s/ Michael Pungello
		Name:	Michael Pungello
		Title:	Interim Chief Financial Officer and Interim Treasurer